                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                              FORM 8-K (12g-3)/A

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: July 1, 2001



                                 ____________

                           Waccamaw Bankshares, Inc.

         North Carolina                            52-2329563
    (State of incorporation)          (I.R.S. Employer Identification No.)

   110 North J.K. Powell Boulevard, Whiteville, North Carolina    28472-3008
            (Address of principal executive offices)              (Zip Code)

                  Issuer's telephone number: (910) 641-0044

                           _________________________



             This document contains 33 pages, excluding exhibits.

Item 2:  Acquisition or Disposition of Assets.

Effective July 1, 2001, Waccamaw Bankshares, Inc. ("Bankshares"), acquired 100% of the voting shares of Waccamaw Bank through a share exchange with the former shareholders of Waccamaw Bank. Bankshares is a financial holding company supervised by the Board of Governors of the Federal Reserve System. Through the share exchange, the former shareholders of Waccamaw Bank received six shares of common stock of the financial holding company for every five shares of common stock of Waccamaw Bank owned. James G. Graham, President and Chief Executive Officer of Waccamaw Bank and Waccamaw Bankshares, Inc., said of the conversion:
"This is a further stage in the development of Waccamaw Bank. A financial holding company is a new vehicle created by Congress that allows a company to combine banking, securities and insurance. Creation of a financial holding company positions our company well for future opportunities we expect to become available. We intend to use the financial holding company structure to enhance our company's ability to diversify its assets and potentially increase shareholder value."

Bankshares' current intent is that its sole activity will be to hold the stock of the Bank. Waccamaw Bank opened on September 2, 1997. The Bank is headquartered in Whiteville, North Carolina, with offices in Chadbourn, Tabor City, Holden Beach and Shallotte. At June 30, 2001, the Bank had total assets of $121.9 million, total deposits of $101.5 million, and shareholders' equity of $12.2 million.

Item 7(a): Financial Statements of Business Acquired
     Financial statements for Waccamaw Bank are filed with this report as follows:
          Independent Auditors Report                                      F-1
          Balance Sheets as of December 31, 2000 and 1999                  F-2
          Statements of Operations for the years ended
           December 31, 2000, 1999 and 1998                                F-3
          Statements of Changes in Stockholders Equity for
           the years ended December 31, 2000, 1999 and 1998                F-4
          Statements of Cash Flows for the years ended
           December 31, 2000, 1999 and 1998                                F-5
          Notes to Financial Statements                                    F-6
          Balance Sheets as of March 31, 2001 (unaudited)                  F-22
          Statements of Operations for the three months ended
           March 31, 2001 and 2000 (unaudited)                             F-23
          Statements of Cash Flows for the three months ended
           March 31, 2001 and 2000 (unaudited)                             F-24
          Notes to Financial Statements (unaudited)                        F-25

Item 7(b): Pro Forma Financial Information
     The pro forma condensed financial statements for Waccamaw Bankshares, Inc. are included as follows:
          Pro Forma Condensed Balance Sheet as of
           March 31, 2001 (unaudited)                                      F-27
          Pro Forma Condensed Statement of Operations for the
           years ended December 31, 2000 (unaudited)                       F-28
          Pro Forma Condensed Statement of Operations for the
           three months ended March 31, 2001 (unaudited)                   F-29
          Notes to Pro Forma Condensed Financial Statements (unaudited)    F-30

Item 7(c):  Exhibits
     Exhibit 2:  Agreement And Plan Of Reorganization And Share Exchange
     Exhibit 3(i):  Articles of Incorporation
     Exhibit 3(ii)  Bylaws

                         Independent Auditor's Report

Board of Directors and Stockholders
Waccamaw Bank
Whiteville, North Carolina

We have audited the balance sheets of Waccamaw Bank as of December 31, 2000 and 1999 and the related statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Waccamaw Bank at December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with generally accepted accounting principles.



Galax, Virginia
January 18, 2001

================================================================================

Balance Sheets
December 31, 2000 and 1999
--------------------------------------------------------------------------------

Assets                                                   2000          1999
                                                    ------------   -----------

Cash and due from banks                             $  4,041,396   $ 1,235,269
Interest-bearing deposits with banks                   2,684,631       269,935
Federal funds sold                                     3,520,000             -
Investment securities, available for sale             19,122,121    14,036,079
Restricted equity securities                             348,247       430,016
Loans, net of allowance for loan losses
 of $976,537in 2000 and $514,138 in 1999              66,483,215    38,903,792
Property and equipment, net                            2,216,917     1,160,174
Accrued income                                           858,076       474,292
Other assets                                           2,167,541       831,069
                                                    ------------   -----------
     Total assets                                   $101,442,144   $57,340,626
                                                    ============   ===========

Liabilities and Stockholders' Equity

Liabilities
Deposits:
 Noninterest-bearing deposits                       $  9,295,192   $ 4,596,479
 Interest-bearing deposits                            73,264,078    41,608,255
                                                    ------------   -----------
     Total deposits                                   82,559,270    46,204,734

 Securities sold under agreements to repurchase        4,124,000     1,241,000
 Federal funds purchased                                       -       300,000
 Long-term debt                                        2,500,000     2,500,000
 Accrued interest payable                                699,876       296,331
 Other liabilities                                       143,685       207,697
                                                    ------------   -----------
     Total liabilities                                90,026,831    50,749,762
                                                    ------------   -----------

 Commitments and contingencies

Stockholders' equity
 Preferred stock, no par value; 1,000,000 shares
 authorized; none outstanding                                  -             -
 Common stock, $5 par value; 5,000,000 shares
  authorized; 1,227,490 and 926,386 shares
  issued in 2000 and 1999, respectively                6,137,450     4,631,930
 Surplus                                               5,807,255     3,449,598
 Retained deficit                                       (475,383)   (1,128,037)
 Accumulated other comprehensive income                  (54,009)     (362,627)
                                                    ------------   -----------
     Total stockholders' equity                       11,415,313     6,590,864
                                                    ------------   -----------
     Total liabilities and stockholders' equity     $101,442,144   $57,340,626
                                                    ============   ===========


See Notes to Financial Statements

================================================================================

Balance Sheets
December 1, 2000 and 1999
--------------------------------------------------------------------------------

                                              2000         1999        1998
                                           ----------   ----------  ----------
Interest income
 Loans and fees on loans                   $5,066,820   $2,772,733  $1,596,385
 Money market investments                     408,492       46,254     377,798
 Investment securities, taxable             1,001,026      869,682     462,597
                                           ----------   ----------  ----------
   Total interest income                    6,476,338    3,688,669   2,436,780
                                           ----------   ----------  ----------

Interest expense
 Deposits                                   2,924,726    1,532,599   1,144,929
 Federal funds purchased and securities
  sold under agreements to repurchase         184,805      103,134      97,432
 Other borrowed funds                         151,285       50,282          45
                                           ----------   ----------  ----------
   Total interest expense                   3,260,816    1,686,015   1,242,406
                                           ----------   ----------  ----------
   Net interest income                      3,215,522    2,002,654   1,194,374

Provision for loan losses                     347,500      240,000     257,578
                                           ----------   ----------  ----------
   Net interest income after provision
    for loan losses                         2,868,022    1,762,654     936,796
                                           ----------   ----------  ----------

Noninterest income
 Service charges on deposit accounts          476,057      276,658     156,189
 Other operating income                       249,620      122,502      61,017
 Net realized gains on sale or maturity
  of investment securities                          -        1,171           -
 Impairment of equity security               (125,000)           -           -
                                           ----------   ----------  ----------
   Total noninterest income                   600,677      400,331     217,206
                                           ----------   ----------  ----------

Noninterest expense
 Salaries and employee benefits             1,348,217      858,110   1,135,404
 Occupancy and equipment                      397,941      287,597     327,624
 Data processing                              303,615      174,039     170,087
 Other expense                                766,272      451,985     508,562
                                           ----------   ----------  ----------
   Total noninterest expense                2,816,045    1,771,731   2,141,677
                                           ----------   ----------  ----------
   Income (loss) before income taxes          652,654      391,254    (987,675)

Income tax expense                                  -            -           -
                                           ----------   ----------  ----------
   Net income (loss)                       $  652,654   $  391,254  $ (987,675)
                                           ==========   ==========  ==========


Basic earnings (loss) per share            $      .58   $      .42  $    (1.07)
                                           ==========   ==========  ==========
Diluted earnings (loss) per share          $      .55   $      .42  $    (1.07)
                                           ==========   ==========  ==========
Weighted average shares outstanding         1,130,112      926,386     925,715
                                           ==========   ==========  ==========

See Notes to Financial Statements

Statements of Changes in Stockholder's Equity
Years ended December 31, 2000,1999 and 1998
--------------------------------------------------------------------------------

                                                                                           Accumulated
                                                              Retained        Stock           Other
                                    Common                    Earnings    Subscriptions   Comprehensive
                                     Stock       Surplus     (Deficit)      Receivable    Income (Loss)     Total
                                  -----------  -----------  ------------  --------------  -------------  ------------

December 31, 1997                 $3,849,475   $4,205,093   $  (531,616)  $     (84,430)  $       (334)  $ 7,438,188

Comprehensive income
Net loss                                   -            -      (987,675)              -              -      (987,675)
Net change in unrealized
 depreciation on investment
 securities available for sale             -            -             -               -         39,326        39,326
                                                                                                         -----------
Total comprehensive income          (948,349)

Subscriptions received                     -            -             -          84,430              -        84,430
Issuance of common stock              10,055       17,178             -               -              -        27,233
                                  ----------   ----------   -----------   -------------   ------------   -----------
December 31, 1998                  3,859,530    4,222,271    (1,519,291)              -         38,992     6,601,502

Comprehensive income
Net income                                 -            -       391,254               -              -       391,254
Net change in unrealized
 depreciation on investment
 securities available for sale             -            -             -               -       (401,619)     (401,619)
                                                                                                         -----------
Total comprehensive income           (10,365)

Issuance of common stock                 500         (500)            -               -              -             -
Stock dividend                       772,005     (772,005)            -               -              -             -
Redemption of
fractional shares                       (105)       (1683)            -               -              -          (273)
                                  ----------   ----------   -----------   -------------   ------------   -----------
December 31, 1999                  4,631,930    3,449,598    (1,128,037)              -       (362,627)    6,590,864

Comprehensive income
Net income                                 -            -       652,654               -              -       652,654
Net change in unrealized
 depreciation on investment
 securities available for sale             -            -             -               -        308,618       308,618
                                                                                                         -----------
Total comprehensive income           961,272

Issuance of common stock           1,478,640    2,365,824             -               -              -     3,844,464
Stock issuance costs                       -      (30,573)            -               -              -       (30,573)
Exercise of stock options             26,880       22,406             -               -              -        49,286
                                  ----------   ----------   -----------   -------------   ------------   -----------
December 31, 2000                 $6,137,450   $5,807,255   $  (475,383)  $           -   $    (54,009)  $11,415,313
                                  ==========   ==========   ===========   =============   ============   ===========

See Notes to Financial Statements

Statements of Cash Flows
Years ended December 31, 2000,1999 and 1998
--------------------------------------------------------------------------------

                                                              2000           1999           1998
                                                         ------------   ------------   ------------
Cash flows from operating activities
 Net income (loss)                                       $    652,654   $    391,254   $   (987,675)
 Adjustments to reconcile net income (loss) to net
 cash provided (used) by operations:
  Depreciation and amortization                               318,576        191,180        105,610
  Provision for loan losses                                   347,500        240,000        257,578
  Accretion of discount on securities, net of
   amortization of premiums                                       928          2,028         (1,518)
  Gain on sale of investment securities                             -         (1,171)             -
  Deferred taxes                                               27,391              -              -
  Impairment of equity securities                             125,000              -              -
  Changes in assets and liabilities:
     Accrued income                                          (383,784)      (132,855)      (257,933)
     Other assets                                            (108,432)       (14,349)       (40,708)
     Accrued interest payable                                 403,545        (67,205)       300,405
     Other liabilities                                        (64,012)      (169,445)       340,377
                                                         ------------   ------------   ------------
     Net cash provided (used) by operating activities       1,319,366        439,437       (283,864)
                                                         ------------   ------------   ------------

Cash flows from investing activities
 Net (increase) decrease in federal funds sold             (3,520,000)     2,170,000      6,830,000
 Purchases of investment securities                        (6,464,041)    (3,714,601)   (13,618,727)
 Maturities of investment securities                        1,614,635        464,129      5,090,745
 Net increase in loans                                    (27,926,923)   (16,652,402)   (17,873,345)
 Sales of investment securities                                     -      2,000,157              -
 Premium paid to purchase deposits                         (1,407,869)      (853,516)             -
 Purchases of property and equipment                       (1,195,058)      (833,359)       (31,892)
                                                         ------------   ------------   ------------
     Net cash used in investing activities                (38,899,256)   (17,419,592)   (19,603,219)
                                                         ------------   ------------   ------------

Cash flows from financing activities
 Net increase in noninterest-bearing deposits               4,698,713      1,534,846      1,801,990
 Net increase in interest-bearing deposits                 31,655,823     13,814,797     16,296,690
 Net increase in securities sold under agreements
  to repurchase                                             2,883,000     (1,047,000)     2,052,000
 Net increase (decrease) in federal funds purchased          (300,000)       300,000              -
 Proceeds from long-term debt                                       -      2,500,000              -
 Proceeds from issuance of common stock                     3,893,750              -        111,663
 Stock issuance costs                                         (30,573)             -              -
                                                         ------------   ------------   ------------
     Net cash provided by financing activities             42,800,713     17,102,643     20,262,343
                                                         ------------   ------------   ------------
     Increase (decrease) in cash and cash equivalents       5,220,823        122,488        375,260

Cash and cash equivalents, beginning                        1,505,204      1,382,716      1,007,456
                                                         ------------   ------------   ------------
Cash and cash equivalents, ending                        $  6,726,027   $  1,505,204   $  1,382,716
                                                         ============   ============   ============

Supplemental disclosure of cash flow information
 Interest paid                                           $  2,857,271   $  1,753,220   $    942,001
                                                         ============   ============   ============
 Taxes paid                                              $    100,000   $          -   $          -
                                                         ============   ============   ============

See Notes to Financial Statements

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies

Organization

Waccamaw Bank (Bank) was organized and incorporated under the laws of the State of North Carolina on August 28, 1997 and commenced operations on September 2, 1997. The Bank currently serves Columbus County, North Carolina and surrounding areas through three banking offices and Brunswick County through two banking offices. As a state chartered bank which is not a member of the Federal Reserve, the Bank is subject to regulation by the State of North Carolina Banking Commission and the Federal Deposit Insurance Corporation.

The accounting and reporting policies of the Bank follow generally accepted accounting principles and general practices within the financial services industry. Following is a summary of the more significant policies.

Pre-Opening Expenses

In accordance with applicable banking regulations, the Bank charged its results of operations prior to opening date, September 2, 1997, to surplus. Generally accepted accounting principles require such operating results be charged to retained earnings. Cumulative revenues and expenses prior to opening amounted to $74,574 and $488,851, respectively. The classification of net pre-opening expenses of $414,277 in surplus as opposed to retained earnings is not material to the Bank's total stockholders' equity.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for loan and foreclosed real estate losses, management obtains independent appraisals for significant properties.

Substantially all of the Bank's loan portfolio consists of loans in its market area. Accordingly, the ultimate collectibility of a substantial portion of the Bank's loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions. The regional economy is diverse and healthy with manufacturing and agricultural segments playing a significant role. Management believes the economic outlook is positive.

While management uses available information to recognize loan and foreclosed real estate losses, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as a part of their routine examination process, periodically review the Bank's allowances for loan and foreclosed real estate losses. Such agencies may require the Bank to recognize additions to the allowances based on their judgments about information available to them at the time of their examinations. Because of these factors, it is reasonably possible that the allowances for loan and foreclosed real estate losses may change materially in the near term.

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet caption "cash and due from banks" and "interest-bearing deposits with banks".

Trading Securities

The Bank does not hold securities for short-term resale and therefore does not maintain a trading securities portfolio.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Securities Held to Maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. Currently the Bank has no securities held to maturity.

Securities Available for Sale

Available-for-sale securities are reported at fair value and consist of bonds, notes, debentures, and certain equity securities not classified as trading securities or as held-to-maturity securities.

Unrealized holding gains and losses, net of tax, on available-for-sale securities are reported as a net amount in a separate component of stockholders' equity. Realized gains and losses on the sale of available-for-sale securities are determined using the specific-identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity or to call dates.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below cost that are other than temporary are reflected as write-downs of the individual securities to fair value. Related write-downs are included in earnings as realized losses.

Loans Receivable

Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal amount adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment of the yield of the related loan. Discounts and premiums on any purchased residential real estate loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for anticipated prepayments. Discounts and premiums on any purchased consumer loans are recognized over the expected lives of the loans using methods that approximate the interest method.

Interest is accrued and credited to income based on the principal amount outstanding. The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

Allowance for Loan Losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectability of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, continued

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer and residential loans for impairment disclosures.

Property and Equipment

Land is carried at cost. Bank premises, furniture and equipment, and leasehold improvements are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method over the following estimated useful lives:

                                     Years
                                     -----
          Leasehold improvements     10-30
          Furniture and equipment     5-10
          Banking house              10-30

Stock-based Compensation

The Bank accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock Based Compensation (issued in October 1995), but complies with the disclosure requirements set forth in the Statement, which include disclosing pro forma net income as if the fair value based method of accounting had been applied.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Income Taxes

Provision for income taxes is based on amounts reported in the statements of income (after exclusion of non-taxable income such as interest on state and municipal securities) and consists of taxes currently due plus deferred taxes on temporary differences in the recognition of income and expense for tax and financial statement purposes. Deferred tax assets, net of a valuation allowance if appropriate, and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Deferred income tax liability relating to unrealized appreciation (or the deferred tax asset in the case of unrealized depreciation) on investment securities available for sale is recorded in other liabilities (assets). Such unrealized appreciation or depreciation is recorded as an adjustment to equity in the financial statements and not included in income determination until realized. Accordingly, the resulting deferred income tax liability or asset is also recorded as an adjustment to equity.

Basic Earnings per Share

Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period, after giving retroactive effect to stock splits and dividends.

Diluted Earnings per Share

The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Comprehensive Income

Annual comprehensive income reflects the change in the Bank's equity during the year arising from transactions and events other than investments by and distributions to stockholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of stockholders' equity rather than as income or expense.

Financial Instruments

All derivative financial instruments held or issued by the Bank are held or issued for purposes other than trading.

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and commercial and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received. The Bank does not utilize interest-rate exchange agreements or interest-rate futures contracts.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 1.  Organization and Summary of Significant Accounting Policies, continued

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

Cash and cash equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate their fair values.

Interest-bearing deposits with banks: Fair values for time deposits are estimated using a discounted cash flow analysis that applies interest rates currently offered on certificates to a schedule of aggregated contractual maturities on such time deposits.

Available-for-sale and held-to-maturity securities: Fair values for securities, excluding restricted equity securities, are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. The carrying values of restricted equity securities approximate fair values.

Loans receivable: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Deposit liabilities: The fair values disclosed for demand and savings deposits are, by definition, equal to the amount payable on demand at the reporting date. The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

Short-term debt: The carrying amounts of short-term debt funds approximate their fair values.

Long-term debt: The fair values of the Bank's long-term debt are estimated using discounted cash flow analysis based on the Bank's current incremental borrowing rates for similar types of borrowings.

Other liabilities: For fixed-rate loan commitments, fair value considers the difference between current levels of interest rates and the committed rates. The carrying amounts of other liabilities approximates fair value.

Reclassification

Certain reclassifications have been made to the prior years' financial statements to place them on a comparable basis with the current year. Net income and stockholders' equity previously reported were not affected by these reclassifications.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 2.  Restrictions on Cash

To comply with banking regulation, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement was approximately $222,000 and $89,000 for the period including December 31, 2000 and 1999, respectively.

Note 3.  Securities

Debt and equity securities have been classified in the balance sheet according to management's intent. The carrying amounts of securities (all available for sale) and their approximate fair values follow:


                                      Amortized   Unrealized  Unrealized     Fair
                                        Cost        Gains       Losses       Value
                                     -----------  ----------  ----------  -----------
2000:
U.S. Government agency securities    $11,484,477     $   718    $108,285  $11,376,910
Mortgage backed securities             6,241,783      34,957      19,520    6,257,220
Corporate securities                   1,482,284      14,478       8,771    1,487,991
Restricted equity securities             343,655       4,592           -      348,247
                                     -----------     -------    --------  -----------
                                     $19,552,199     $54,745    $136,576  $19,470,368
                                     ===========     =======    ========  ===========

1999:
U.S. Government agency securities    $11,494,124     $     -    $317,348  $11,176,776
Mortgage backed securities             2,909,543           -      50,240    2,859,303
Restricted equity securities             425,055       4,961           -      430,016
                                     -----------     -------    --------  -----------
                                     $14,828,722     $ 4,961    $367,588  $14,466,095
                                     ===========     =======    ========  ===========

Investment securities with market values of $16,004,429 and $7,442,468 at December 31, 2000 and 1999, respectively were pledged as collateral on public deposits and for other banking purposes as required or permitted by law. Gains on sale of investment securities were $1,171 for the year ended December 31, 1999. There were no realized gains or losses on the sale or maturity of investment securities for the periods ended December 31, 2000 or 1998.

The scheduled maturities of securities (all available for sale) at December 31, 2000 are as follows:


                                                             Amortized      Fair
                                                               Cost         Value
                                                            -----------  -----------

Due in one year or less                                     $         -  $         -
Due in one through five years                                 9,497,842    9,444,245
Due in five through ten years                                 4,612,607    4,571,864
Due after ten years                                           5,098,095    5,106,012
Restricted equity securities                                    343,655      348,247
                                                            -----------  -----------
                                                            $19,552,199  $19,470,368
                                                            ===========  ===========

The Bank has invested $250,000 in a mortgage and insurance brokerage company which is accounted for under the cost method of accounting. Due to continued operating losses of the investee, the Bank considers the investment impaired at December 31, 2000 and has charged $125,000 to expense in 2000 relating to this investment.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 4.  Loans Receivable

The major components of loans in the balance sheets at December 31 are as follows:


                                                                            In Thousands
                                                                        --------------------
                                                                            2000       1999
                                                                        --------   --------
Commercial                                                              $ 21,825   $ 10,257
Real estate:
  Construction and land development                                        4,416      2,486
  Residential, 1-4 families                                               23,469     14,822
  Residential, 5 or more families                                              -         60
  Farmland                                                                   632        155
  Nonfarm, nonresidential                                                  2,278      2,941
Agricultural                                                                 589        382
State and local government                                                     -          7
Consumer                                                                  14,057      8,141
Other                                                                        240        166
                                                                        --------   --------
                                                                          67,506     39,417

Deferred loan fees, net of costs                                             (46)         1
Allowance for loan losses                                                   (977)      (514)
                                                                        --------   --------
                                                                        $ 66,483   $ 38,904
                                                                        ========   ========

Note 5.  Allowance for Loan Losses

Changes in the allowance for loan losses are as follows:

                                                                 2000       1999       1998
                                                            ---------   --------   --------
Balance, beginning                                          $ 514,138   $352,481   $ 95,422

Provision charged to expense                                  347,500    240,000    257,578
Allowance allocated to purchased loans                        200,000          -          -
Recoveries of amounts charged off                              27,810        519          -
Amounts charged off                                          (112,911)   (78,862)      (519)
                                                            ---------   --------   --------
Balance, ending                                             $ 976,537   $514,138   $352,481
                                                            =========   ========   ========

                                                                            2000       1999
                                                                        --------   --------

Impaired loans without a valuation allowance                            $      -   $      -
Impaired loans with a valuation allowance                                218,749     18,513
                                                                        --------   --------
     Total impaired loans                                               $218,749   $ 18,513
                                                                        ========   ========

Valuation allowance related to impaired loans                           $ 33,000   $  2,500
                                                                        ========   ========

The average annual recorded investment in impaired loans and interest income recognized on impaired loans for the year ended December 31, 2000 (all approximate) is summarized below:

                                                                  2000    1999   1998
                                                                -------  ------  -----
Average investment in impaired loans                            $80,667  $  333  $   -
                                                                =======  ======  =====
Interest income recognized on impaired loans                    $18,072  $1,031  $   -
                                                                =======  ======  =====
Interest income recognized on a cash basis on impaired loans    $18,072  $1,031  $   -
                                                                =======  ======  =====

No additional funds are committed to be advanced in connection with impaired loans.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 6.  Property and Equipment

Components of Property and Equipment

Components of property and equipment and total accumulated depreciation are as follows:

                                       2000         1999
                                 ----------   ----------

Land                             $  356,851   $  345,504
Buildings                           147,247      147,247
Construction in progress            731,111            -
Leasehold improvements              469,531      365,792
Furniture and equipment             872,198      523,337
                                 ----------   ----------
                                  2,576,938    1,381,880

Less accumulated depreciation      (360,021)    (221,706)
                                 ----------   ----------
                                 $2,216,917   $1,160,174
                                 ==========   ==========

Depreciation expense reported in net income was $138,315, $113,136, and $105,610 for the years and period ended December 31, 2000, 1999 and 1998, respectively.

Leases

The Bank leases three banking facilities under agreements accounted for as operating leases. Rent expense was approximately $133,405, $96,054, and $98,366 in 2000, 1999, and 1998, respectively. Future minimum lease payments under nonconcelable commitments are as follows.

           2001              $ 83,874
           2002                83,874
           2003                83,874
           2004                83,874
           2005                83,074
        Thereafter            250,422
                             --------
                             $668,992
                             ========

Note 7.  Deposits

The aggregate amount of time deposits in denominations of $100,000 or more at December 31, 2000 and 1999 was $15,609,000 and $7,521,000, respectively.

At December 31, 2000, the scheduled maturities of time deposits (in thousands) are as follows:

          Three months or less       $14,550
          Four months to one year     21,554
          Two to three years          12,990
          Over three years               506
                                     -------
                                     $49,600
                                     =======

================================================================================

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 8.  Borrowed Funds

Short-term debt

Short-term debt consists of securities under agreements to repurchase and federal funds purchased, which generally mature within one to seven days from the transaction date. Additional information is summarized below:

                                                             2000         1999
                                                          ----------   ----------
Outstanding balance at December 31                        $4,124,000   $1,541,000
                                                          ==========   ==========
Year-end weighted average rate                                  5.75%        4.96%
                                                          ==========   ==========
Daily average outstanding during the period               $3,277,586   $2,096,647
                                                          ==========   ==========
Average rate for the year                                       5.64%        4.92%
                                                          ==========   ==========
Maximum outstanding at any month-end during the period    $4,183,000   $5,159,000
                                                          ==========   ==========

The Bank has established credit facilities to provide additional liquidity if and as needed. These consist of an unsecured lines of credit with correspondent banks for $2,600,000 and a secured line of credit with a correspondent bank for $2,000,000. In addition, the Bank has the ability to borrow up to ten percent of total bank assets from the Federal Home Loan Bank of Atlanta, subject to the pledging of specific bank assets as collateral. At December 31, 2000 and 1999 there were no amounts outstanding under these credit facilities.

Long-term debt

At December 31, 2000 and 1999, $2,500,000 was outstanding under Federal Home Loan Bank advances. The advance matures on February 10, 2010 and bears interest at a fixed rate of 5.85%. The advance is convertable by the Federal Home Loan Bank on a quarterly basis to a variable rate of three month LIBOR.

Note 9.  Fair Value of Financial Instruments

The estimated fair values of the Bank's financial instruments are as follows (dollars in thousands):


                                                        December 31, 2000           December 31, 1999
                                                   --------------------------  --------------------------
                                                       Carrying        Fair        Carrying        Fair
                                                        Amount         Value        Amount         Value
                                                   -----------------  -------  -----------------  -------
Financial Assets
 Cash and cash equivalents                             $ 4,042        $ 4,042      $ 1,235        $ 1,235
 Interest-bearing deposits with banks                    2,685          2,685          270            270
 Federal funds sold                                      3,520          3,520            -              -
 Investment securities                                  19,122         19,122       14,036         14,036
 Restricted equity securities                              348            348          430            430
 Loans, net of allowance for loan losses                66,483         65,337       38,904         39,188

Financial Liabilities
 Deposits                                               82,559         81,425       46,205         46,227
 Securities sold under agreements to repurchase
 and federal funds purchased                             4,124          4,126        1,541          1,541
 Long-term debt                                          2,500          2,618        2,500          2,500

Off-Balance-Sheet Assets (Liabilities)
 Commitments to extend credit and
  standby letters of credit                                  -              -            -              -

================================================================================

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 10.  Earnings per Share

The following table details the computation of basic and diluted earnings per share:

                                                                     2000      1999       1998
                                                               ----------  --------  ---------
Net income (loss) (income available to common shareholders)    $  652,654  $391,254  $(987,675)
                                                               ==========  ========  =========

Weighted average common shares outstanding                      1,130,112   926,386    925,715
Effect of dilutive securities, options                             54,328    10,449          -
                                                               ----------  --------  ---------
Weighted average common shares outstanding, diluted             1,184,440   936,835    925,715
                                                               ==========  ========  =========

Basic earnings per share                                       $      .58  $    .42  $   (1.07)
                                                               ==========  ========  =========
Diluted earnings per share                                     $      .55  $    .42  $   (1.07)
                                                               ==========  ========  =========

Note 11. Employee Benefit Plans

Defined Contribution Plan

The Bank maintains a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees at least 21 years of age who have completed twelve months of service. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. The Bank contribution was approximately $22,815, $14,080 and $23,342 for the years ended December 31, 2000, 1999 and 1998, respectively.

Stock Option Plans

During 1998 the Bank adopted both the 1998 Incentive Stock Option Plan (Incentive Plan) and the 1998 Nonstatutory Stock Option Plan (Nonstatutory
Plan). Under each plan up to 92,630 shares may be issued for a total of 185,260 shares (adjusted for stock dividends). Options granted under both plans expire no more than 10 years from date of grant. Option exercise price, under both plans shall be set by the Board of Directors at the date of grant, but shall not be less than 100% of fair market value at the date of the grant. Under both plans, vesting is determined by the specific option agreements.

Activity under the plan during the years ended December 31, 2000 and 1999 (adjusted for stock dividends) is summarized below:

                             Incentive Plan              Non-statutory Plan
                             ------------------------   --------------------
                                Available               Available
                                for Grant     Granted   for Grant   Granted
                             ---------------  --------  ----------  --------
Balance December 31, 1998         62,290       14,900      5,790     71,400

Granted                          (27,500)      27,500     (5,600)     5,600
Forfeited                            300         (300)     7,600     (7,600)
Expired                            4,000       (4,000)         -          -
Stock dividend                     7,820        7,620      1,560     13,880
                                 -------       ------     ------     ------
Balance December 31, 1999         46,910       45,720      9,350     83,280

Granted                           (6,000)       6,000          -          -
Exercised                              -            -          -     (5,376)
                                 -------       ------     ------     ------
Balance December 31, 2000         40,910       51,720      9,350     77,904
                                 =======       ======     ======     ======

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 11. Employee Benefit Plans, continued

Additional information relating to the plan is listed below:

                                                             2000                      1999
                                                   -------------------------  -------------------------
                                                   Incentive   Non-statutory  Incentive   Non-statutory
                                                     Plan          Plan         Plan          Plan
                                                   ---------   -------------  ---------   -------------
Outstanding options at December 31:
 Weighted average exercise price,
  beginning of the year                              $  9.22        $   9.17   $   9.17        $   9.17
 Weighted average exercise price,
  end of the year                                    $  9.54        $   9.17   $   9.22        $   9.17
 Range of exercise prices:
  From                                               $  9.17        $   9.17   $   9.17        $   9.17
  To                                                 $ 12.00        $   9.17   $  10.00        $   9.17
 Weighted average remaining contractual
  life in months                                          97              91        107             102

Exercisable options outstanding at December 31:
 Number                                               12,288          26,592      2,544          15,312
 Weighted average exercise price                     $  9.24        $   9.17   $   9.17        $   9.17

Weighted average exercise price of options:
 Granted during the year                             $ 12.00        $    n/a   $   9.24        $   9.17
 Exercised during the year                           $   n/a        $   9.17   $    n/a        $    n/a
 Forfeited during the year                           $   n/a        $    n/a   $   9.17        $   9.17
 Expired during the year                             $   n/a        $    n/a   $   9.17        $    n/a

Grant-date fair value:
 Options granted during the year                     $53,100        $      -   $195,027        $ 39,715

Significant assumptions used in determining
 fair value:
 Risk-free interest rate                                5.25%            n/a        6.0%            6.0%
 Expected life in years                                   10             n/a         10              10
 Expected dividends                                      0.0%            n/a        0.0%            0.0%
 Expected volatility                                   17.43%            n/a        9.5%            9.5%

Results of operations:
 Compensation cost recognized in income for
  all stock-based compensation awards                               $      -                   $      -
                                                                    ========                   ========
 Pro forma net income, based on SFAS No. 123                        $557,639                   $321,879
                                                                    ========                   ========
 Pro forma earnings per common share, based
   on SFAS No. 123                                                  $    .49                   $    .35
                                                                    ========                   ========

Note 12.  Income Taxes

Operating Loss and Carryforwards

The Bank had a loss carryforward of approximately $875,000 for Federal and state purposes that was used to offset taxable income for the year ended December 31, 2000.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 12.  Income Taxes, continued

Current and Deferred Income Tax Components

The components of income tax expense (all federal) are as follows:

                                                    2000       1999        1998
                                                 ---------   ---------   ---------
Current                                          $  27,391   $       -   $       -
Deferred                                           182,319     132,349    (335,645)
Deferred tax asset valuation allowance change     (209,710)   (132,349)    335,645
                                                 ---------   ---------   ---------
 Income tax expense (benefit)                    $       -   $       -   $       -
                                                 =========   =========   =========

Rate Reconciliation

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate included in the statement of income follows:

                                                   2000        1999        1998
                                                 ---------   ---------   ---------
Tax at statutory federal rate                    $ 221,902   $ 133,026   $(335,810)
Tax exempt interest                                 (1,944)     (1,017)          -
Other                                              (10,248)        340         165
Deferred tax asset valuation allowance change     (209,710)   (132,349)    335,645
                                                 ---------   ---------   ---------
 Income tax expense (benefit)                    $       -   $       -   $       -
                                                 =========   =========   =========

Deferred Income Tax Analysis

The components of net deferred tax assets (all federal) are summarized as follows:

                                                               2000         1999
                                                             ---------   ---------

Deferred tax assets                                          $ 438,332   $ 558,050
Deferred tax liabilities                                       (77,866)    (43,088)
Deferred tax asset valuation allowance                        (305,252)   (514,962)
                                                             ---------   ---------
 Net deferred tax asset                                      $  55,214   $       -
                                                             =========   =========


The tax effects of each significant item creating deferred taxes are summarized below:

                                                      2000       1999
                                                    --------   --------
Unrealized loss on securities available-for-sale    $ 27,823          -
Allowance for loan losses                            229,886    145,831
Pre-opening expenses                                  52,134     83,415
Net operating losses                                       -    297,524
Accrued expenses                                      18,964     20,410
Contributions                                              -      2,069
Deposit premium amortization                          51,430      8,801
Depreciation                                         (75,490)   (40,464)
Accretion of bond discount                            (2,376)    (2,397)
Deferred loan fees                                    15,595       (227)
Impairment of equity securities                       42,500          -
                                                    --------   --------
   Deferred tax asset                               $360,466   $514,962
                                                    ========   ========

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 13.  Commitments and Contingencies

Litigation

In the normal course of business the Bank is involved in various legal proceedings. After consultation with legal counsel, management believes that any liability resulting from such proceedings will not be material to the financial statements.

Financial Instruments with Off-Balance-Sheet Risk

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank's commitments are as follows:

                                    2000        1999
                                -----------  ----------

Commitments to extend credit    $12,471,000  $4,483,000
Stand-by letters of credit          218,000     100,000
                                -----------  ----------
                                $12,689,000  $4,583,000
                                ===========  ==========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Concentrations of Credit Risk

Substantially all of the Bank's loans and commitments to extend credit have been granted to customers in the Bank's market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank's primary focus is toward consumer and small business transactions, and accordingly, it does not have a significant number of credits to any single borrower or group of related borrowers in excess of $600,000.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 13.  Commitments and Contingencies, continued

The Bank from time to time has cash and cash equivalents on deposit with financial institutions which exceed federally-insured limits.

Data Processing

The Bank has entered into an agreement with a vendor to provide data processing services. Under the terms of the contract, either party may terminate the agreement upon 60 days written notice. However, if the Bank chooses to terminate the contract within five years of opening, the Bank would be required to pay a termination penalty as described in the following table.

               Termination Date                          Penalty
               ----------------                        ------------
               3 years or less after opening            $   75,000
               Between 3 and 4 years after opening      $   50,000
               Between 4 and 5 years after opening      $   25,000

Note 14.  Regulatory Restrictions

Dividends

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank.

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as all those terms are defined in the regulations. Management believes, as of December 31, 2000 and 1999, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2000 and 1999, the Bank met the criteria to be considered well capitalized under the regulatory framework for prompt corrective action.
To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the following table.

Notes to Financial Statements
--------------------------------------------------------------------------------

Note 14.  Regulatory Restrictions, continued

The Bank's actual capital amounts and ratios as of December 31, 2000 and 1999 are also presented in the following table (in thousands).

                                                                                    To Be Well
                                                                Required         Capitalized Under
                                                               For Capital       Prompt Corrective
                                                Actual       Adequacy Purposes   Action Provisions
                                           ---------------  -------------------  ------------------
                                            Amount   Ratio     Amount     Ratio    Amount    Ratio
                                           -------  ------  -----------  ------  ----------  ------
2000:
Total Capital
 (to Risk-Weighted Assets)                 $10,313  15.09%  *$    5,466  *  8.0% *$   6,833  * 10.0%
Tier I Capital
 (to Risk-Weighted Assets)                 $ 9,455  13.84%  *$    2,733  *  4.0% *$   4,100  *  6.0%
Tier I Capital
 (to Average Assets)                       $ 9,455   9.78%  *$    3,866  *  4.0% *$   4,832  *  5.0%

1999:
Total Capital
 (to Risk-Weighted Assets)                 $ 6,670  17.02%  *$    3,135  *  8.0% *$   3,918  * 10.0%
Tier I Capital
 (to Risk-Weighted Assets)                 $ 6,178  15.77%  *$    1,567  *  4.0% *$   2,351  *  6.0%
Tier I Capital
 (to Average Assets)                       $ 6,178  11.19%  *$    2,208  *  4.0% *$   2,761  *  5.0%

* denotes greater than equal to

Note 15.  Transactions with Related Parties

Loans

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. Aggregate loan transactions with related parties were as follows:

                                 2000        1999
                           ----------   ---------

Balance, beginning         $  544,406   $ 589,833

Change in relationships        17,550           -
New loans and advances        813,064     500,205
Repayments                   (320,077)   (545,632)
                           ----------   ---------
Balance, ending            $1,054,943   $ 544,406
                           ==========   =========

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              Waccamaw Bankshares, Inc.

                              By: /s/ James G. Graham
                                  -------------------
                                  James G. Graham
                                  President

                              Date:  August 8, 2001